UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

CHINDEX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100 BETHESDA, MARYLAND	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 215−7777

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On June 26, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Chindex International, Inc. (the “Company”) established the Executive Management Incentive Program (the “Program”) for the Company’s fiscal year ending March 31, 2009 (“Fiscal 2009”) covering the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President in charge of the Company’s Medical Products division and the President of the Company’s Healthcare Services division.  Performance under the Program is measured principally against the Company’s adjusted budgeted operating income.

The Company does not disclose its budgeted operating income contained in its Fiscal 2009 budget for the Company, which amounts are statements of expectations and estimates of future results and the disclosure of which could cause competitive harm to the Company. The Committee believes that the budgeted operating income amounts are reasonably achievable and that amounts in excess thereof will be difficult to achieve.

Item 9.01     Exhibits.

(d)        Exhibits.

Exhibit
Number          Description

10.1                 2009 Executive Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2008

CHINDEX INTERNATIONAL, INC.

By:	/s/ Lawrence Pemble
	Name:	Lawrence Pemble
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number              Description

10.1	2009 Executive Management Incentive Plan.